DATED 22 March 1996



                    (1)  GOLDEN ORE, INC.

                    (2)  GOLDEN ORE (TANZANIA) LIMITED

                    (3)  FIRST INTERNATIONAL RESOURCES, INC.

                    (4)  315405 CANADA, INC.

                    (5)  SUPERIOR CAPITAL, INC.

                         and

                    (6)  ST. GENEVIEVE RESOURCES LIMITED




              _____________________________________

                  DEED OF ASSIGNMENT AND OPTION
                 over certain mining interests of
                       Golden Ore, Inc. in
                 the United Republic of Tanzania

              _____________________________________



                           Penningtons
                          Dashwood House
                       69 Old Broad Street
                         London EC2M 1PE
                    Ref:  MPB/JRL/godoa598.wpf

                             CONTENTS




- - -    Parties

- - -    Recitals

1.   Definitions

2.   The Advance and Assignments

3.   Assistance to Ste-Genevieve

4.   Option

5.   Miscellaneous



The First Schedule - The Mineral Interests
The Second Schedule - The Installments

DATED:                   1996

BETWEEN:

(1) GOLDEN ORE, INC. a company incorporated in the State of Delaware in the United States of America, SEC file no. 33-16653-A, and whose registered office is at 640 Fifth Avenue, Fl 15, New York, N.Y. 10019, USA ("Golden Ore");

(2) GOLDEN ORE (TANZANIA) LIMITED a company incorporated in the United Republic of Tanzania, and whose registered office is C/ - Maajar, Rwechungura & Kameja, 9th Floor, IPS Building, Maktaba Street, P.O. Box 7495, Dar Es Salaam, East Africa ("GOT");

(3) FIRST INTERNATIONAL RESOURCES, INC. a company incorporated in the British Virgin Islands, IBA no. 110468, and whose registered office is at 640 Fifth Avenue, Fl 15, New York, N.Y. 10019, USA ("FIR");

(4) 315405 CANADA, INC. a company incorporated in Canada, and whose registered office is at 1010 Sherbrook Street West, Suite 1100, Montreal , Quebec, H3A 2R7, Canada ("Canada");

(5) SUPERIOR CAPITAL, INC. a company incorporated in Canada, and whose registered address is at 1010 Sherbrook Street West, Suite 1100, Montreal, Quebec, H3A 2R7, Canada ("Superior");

(6) ST. GENEVIEVE RESOURCES LIMITED a company incorporated in Canada, and whose registered office is at 630 Rene-Levesque, Boulevard West, Suite 3200, Montreal, Quebec BA1 S6, Canada ("St. Genevieve").

WHEREAS:

(A) St. Genevieve has agreed to make available the Advance to Golden Ore as interim finance prior to the completion of the Fund Raising.

(B) The Assignors are contractually entitled to the Mineral Interests and have agreed to vest the same in Golden Ore. The Assignors have agreed to assign the Initial Interest to St. Genevieve in consideration of an initial advance by St. Genevieve to Golden Ore of the sum of seven hundred thousand US dollars (US$700,000) of which five hundred thousand US dollars (US$500,000) has already been paid.

(C) St. Genevieve has agreed to advance further tranches of two hundred thousand US dollars (US$200,000) in consideration of the assignment to it of a Further Interest upon each such further instalment of two hundred thousand US dollars (US$200,000).

(D) Golden Ore is proposing (subject to the provisions of this Deed) to sell its Mineral Interests (including the Initial Interest and the Further Interests) to Canada provided the Fund Raising is completed in consideration of the issue and allotment to Golden Ore of eleven million (11,000,000) shares in Canada. Immediately thereafter Canada will amalgamate with Superior. It is anticipated that the Amalgamation will be completed by 30 May, 1996. At that stage Canada will have a total issued share capital of seventeen million four hundred an seventy six thousand four hundred and six (17,476,406) shares. At the date hereof Superior has nine hundred and seventy six thousand four hundred and six (976,406) shares in issue.

NOW THIS DEED WITNESSETH as follows:

1.   Definitions

     1.1 "Advance" means the sum of one million three hundred thousand US dollars (US$1,300,000) or such greater amount as the parties shall in writing agree;

     1.2 "Amalgamation" means the amalgamation of Canada and Superior pursuant to the laws of Canada immediately following the Fund Raising;

     1.3  "Assignors" means Golden Ore, GOT and FIR;

     1.4 "Fund Raising" means the raising by Canada (with the assistance of St. Genevieve) of funds in relation to the exploration of the Mineral Interests of an estimated amount of ten million five hundred thousand Canadian dollars (C$10,500,000) by the issue and allotment of approximately five million five hundred thousand shares (5,500,000) in Canada to be followed by the Amalgamation and the listing of the shares of the amalgamated corporation on the Canadian Dealing Network currently being scheduled to take place not later than 30 June, 1996;

     1.5 "Further Interest" means each further undivided participating interest of three per cent. (3%) in the Mineral Interests assigned or to be assigned to St. Genevieve in addition to the Initial Interest;

     1.6 "Initial Interest" means an undivided participating interest of twenty one per cent. (21%) in the Mineral Interests.

     1.7  "Mineral Interests" means the rights described in the First
          Schedule.

2.   The Advance and Assignments

     2.1 In consideration of the payment to Golden Ore of the sum of seven hundred thousand US dollars (US$700,000), the receipt of which Golden Ore hereby acknowledges, the Assignors (subject to the obtaining of all necessary consents, approvals and permissions) hereby assign and agree to assign to St. Genevieve all their right, title and interest in and to the Initial Interest TO HOLD the same to St. Genevieve subject to the performance and observance by the Assignors of the terms and conditions on their part to be performed and observed also to the option in favour of Golden Ore set out in clause 4.

     2.2 St. Genevieve agrees to remit to Golden Ore the balance of the Advance in accordance with the installment schedule set out in the Second Schedule.

     2.3 In consideration of the payment of each of the said installments the Assignors (subject to the obtaining of all necessary consents, approvals and permissions) hereby agree to assign to St. Genevieve on receipt of each installment all their right, title and interest in and to a Further Interest TO HOLD the same to St. Genevieve subject to the performance and observance by the Assignors of the terms and conditions on their part to be performed and observed and subject also to the option in favour of Golden Ore set out in clause 4.

3.   Assistance to St. Genevieve

     3.1 Each of the Assignors will, as soon as conveniently possible after being so requested by St. Genevieve, execute and do all such other assurances, acts and things as shall be reasonably required by St. Genevieve for vesting the Initial Interest and each further Interest assigned in St. Genevieve.

     3.2 To the extent that the Assignors are unable to vest in St. Genevieve the full right to and benefit of the Initial Interest and each Further Interest, then the Assignors will hold the same in trust for St. Genevieve (to the extent permissible under applicable laws) but subject to the option in favour of Golden Ore referred to below.

[    3.3  If the Amalgamation and/or the Fund Raising does not take place and Golden Ore does not have re-assigned to it the Initial
          Interest and the Further Interests then St. Genevieve shall thereafter be responsible to and shall contribute its percentage proportion of all capital costs and expenditures in relation to the Mineral Interests from time to time in accordance with budgets produced pro rata to its participating interest from time to time.]

4.   Option

     4.1 If the Fund Raising is not completed by 30 June, 1996 (or by such later date as Golden Ore and St. Genevieve shall in writing agree) then Golden Ore shall for a period of ninety
               (90) days thereafter have the option exercisable by notice in writing to St. Genevieve to require St. Genevieve to re-assign the Initial Interest and each of the Further Interests assigned to Golden Ore (or to whom it shall direct).

     4.2 Without prejudice to the provisions of clause 4.1 Golden Ore shall have the option at any time from the date hereof but prior to the completion of the Fund Raising exercisable by notice in writing to St. Genevieve to require St. Genevieve to re-assign the Initial Interest and each of the Further Interests assigned to Golden Ore (or to whom it shall direct).

     4.3 St. Genevieve shall (within thirty (30) days of receipt of the notice from Golden Ore exercising its option under clause 4.1 or clause 4.2) duly execute at its own cost a Deed of Assignment of the Initial Interest and each Further Interest assigned in favour of Golden Ore (or to whom it shall direct) in such form as Golden Ore shall reasonably require and deliver the same to Golden Ore against receipt from Golden Ore of the sum equal to the aggregate of the sums then advanced to Golden Ore hereunder by St. Genevieve.

     4.4 St. Genevieve shall thereafter do such other assurances, acts and things as shall be reasonably required by Golden Ore for revesting such interests in Golden Ore.

     4.5 Canada and Superior agree to undertake at their own cost all reasonable steps necessary to effect the Amalgamation in a timely manner.

5.   Miscellaneous

     5.1 St. Genevieve will take all reasonable steps in its power and in a timely manner to assist the parties to this Deed to complete successfully the Fund Raising.

     5.2 Subject to the Fund Raising being completed, Canada or the amalgamated corporation will (unless Golden Ore has completed the exercise of its option under clause 4.2) pay to St. Genevieve in cash a sum equal to the Advance whereupon St. Genevieve will reassign the Initial Interest and each Further Interest hereby assigned to it to Golden Ore for a nominal consideration of one Canadian dollar (C$1) before exercising any option which may be granted to it after the date hereof by Canada to acquire an undivided participating interest in fifty per cent. (50%) of the Mineral Interests then owned by Canada. Golden Ore will then complete the sale to Canada of the Mineral Interests referred to in Recital (D).

     5.3 All communications between the parties with respect to this Deed shall be delivered by hand or sent by first class post to the address of the addressee as set out in this Deed, or to such other address as the addressee may from time to time have notified for the purposes of this clause, or sent by facsimile.

     5.4       Communications shall be deemed to have been received: -

          5.4.1 if sent by first class post: seven (7) business days after posting exclusive of the day of posting;

          5.4.2.         if delivered by hand:  on the day of delivery;

          5.4.3.         if sent by facsimile:  at the time of transmission.

     5.5 St. Genevieve hereby irrevocably appoints Golden Ore as its lawful attorney to do, sign and execute in its name and on its behalf all things, deeds and documents required to revest in Golden Ore the Initial Interest and the Further Interest in the event that St. Genevieve is unable or unwilling so to do following a valid exercise of the option granted under clause 4 and the repayment by Golden Ore of the sums advanced by St. Genevieve to it.

     5.6 This Deed shall be binding upon all parties' successors and assigns.

     5.7 This Deed shall be governed by and construed in accordance with the laws of England and all the parties irrevocably agree that the English courts are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings arising out of or in connection with this Deed may be brought in such courts.

IN WITNESS WHEREOF, this Deed has been duly executed as of the date first before written.

                        THE FIRST SCHEDULE

                      The Mineral Interests

All those rights to prospect or explore for and exploit minerals the benefit of which is vested in the Assignors pursuant to the provisions of the following agreements copies of which have already been produced to Canada, Superior and St. Genevieve:

Date                         Parties                     Description
1.   16.10.95       (1)  Austan Minerals        Agreement relating to
                         Limited ("Austan")     Prospecting License 157/94
                    (2)  Tanzanian Diamond      and Reconnaissance License
                         Miles Limited          14/93
                    (3)  Kilimanjaro Mines
                         Limited
                    (4)  FIR
                    (5)  Golden Ore
                    (6)  GOT

2.   .11.95         (1)  Austan                  Option Agreement relating to
                    (2)  Golden Ore              the Prospecting License over
                    (3)  GOT                     the area known as UnCanuck
                                                 for a term of six months

3.   01.11.95       (1)  AGL Gold Mining         Option to Purchase
                         Limited                 Agreement relating to the
                    (2)  AGL Gold Mining         various Prospecting and
                         (Tanzania) Limited      other Licenses scheduled
                    (3)  Golden Ore              to that agreement
                    (4)  GOT

                       THE SECOND SCHEDULE

                         The Instalments

Date to Remit                Part of Advance    Further Interest Assigned
                                    (US$)
22 April, 1996                     200,000              3%
22 May, 1996                       200,000              3%
21 June, 1996                      200,000              3%
                                 ____________       ___________

TOTAL                            US$600,000             9%
                                 ____________       ___________


EXECUTED by GOLDEN ORE,               )
INC. as a DEED by:                    )
                                        Director
                                        Director/Secretary

EXECUTED by GOLDEN ORE,               )
(TANZANIA) LIMITED as a DEED by: -    )
                                        Director
                                        Director/Secretary

EXECUTED by FIRST INTERNATIONAL       )
RESOURCES, INC. as a DEED by: -       )
                                        Director
                                        Director/Secretary

EXECUTED by 315405 CANADA,            )
INC. as a DEED by: -                  )
                                        Director
                                        Director/Secretary

EXECUTED by SUPERIOR CAPITAL,         )
INC. as a DEED by: -                  )
                                        Director
                                        Director/Secretary

EXECUTED by ST. GENEVIEVE             )
RESOURCES LIMITED as a DEED by: -     )
                                        Director
                                        Director/Secretary